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                                                                      EXHIBIT 5

                                                                   June 6, 1997

Marshall & Ilsley Corporation
770 North Water Street
Milwaukee, WI 53202

Ladies and Gentlemen:

  Reference is made to the Registration Statement on Form S-4 (the "Registration Statement") to be filed by Marshall & Ilsley Corporation (the "Corporation") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act") with respect to shares of common stock of the Corporation, $1.00 par value ("Common Stock") issuable in connection with the merger (the "Merger") of the Corporation and Security Capital Corporation, as described in the Proxy Statement-Prospectus included in the Registration Statement.

  As counsel to the Corporation, we are familiar with the Restated Articles of Incorporation and the By-laws of the Corporation. We have also examined, or caused to be examined, such other documents and instruments and have made, or caused to be made, such further investigation as we have deemed necessary or appropriate to enable us to render this opinion.

  Based upon the foregoing, it is our opinion that the shares of Common Stock of the Corporation when issued upon the effectiveness of the Merger and delivered to the holders of common stock of Security Capital Corporation will be legally issued, fully paid and nonassessable, except that Section 180.0622 of the Wisconsin Business Corporation Law, and judicial interpretations thereof, impose liability upon shareholders for unpaid wage claims of the Corporation's employees not exceeding six months service in any one case.

  We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement and we further consent to the use of our name in the Registration Statement under the caption "OPINIONS." In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

                                          Godfrey & Kahn, S.C.